UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2004

Daktronics, Inc.

(Exact name of Registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

331 32ndAvenue
Brookings, SD 57006
(Address of principal executive offices, zip code)

(605) 697-4000
(Registrant’s telephone number, including area code)

        Former name or former address, if changed since last report: not applicable.

Item 9. Regulation FD Disclosure

         On March 9, 2004, Daktronics, Inc. (Nasdaq-DAKT) reported it was awarded a contract worth approximately $4.0 million from an undisclosed customer to design and manufacture a large light emitting diode (LED) display system. The display system will be installed in Times Square in New York, New York. Manufacturing is expected to be complete in June 2004 with installation expected to be complete in August 2004.

         Cautionary Notice: In addition to statements of historical fact, this announcement contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events which could materially affect Company performance in the future. The Company cautions that these and similar statements involve risk and uncertainties including changes in economic and market conditions, management of growth, timing and magnitude of future contracts, and other risks noted in the Company's SEC filings which may cause actual results to differ materially. Forward-looking statements are made in the context of information available as of the date stated. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated evens as they occur.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By:	/s/ William R. Retterath
William R. Retterath, Chief Financial Officer

Date: March 9, 2004